                            VINEYARD MANAGEMENT AGREEMENT

    This Vineyard Management Agreement, hereinafter referred to as "Agreement", is made and entered into as of the 1st day of February, 1992, by and between SCHEID VINEYARDS AND MANAGEMENT CO., hereinafter referred to as "Scheid", and JOHN HILL AND RICHARD HILL, Co-Trustees of the HILL LIVING TRUST, hereinafter referred to as "Hill".

    Hill owns or leases certain parcels of real property, hereinafter referred to as the "Property", situated in San Benito County, California, more particularly described in Exhibit "A" attached hereto and incorporated herein by reference.

    Scheid is a corporation whose primary business is the management of vineyards throughout the State of California, which are the property of absentee owners.

    Hill desires to engage Scheid to farm and manage the vineyards, hereinafter referred to as the "Vineyards", now or hereafter located on the Property, and Scheid desires to perform such services, all on the terms and conditions set forth in this Agreement.

                                      AGREEMENT

    In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                      SECTION 1


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                               MANAGEMENT OF VINEYARDS

    1.1 ENGAGEMENT OF SCHEID. On the terms and conditions set forth in this Agreement, Hill hereby engages Scheid as an independent contractor to farm and manage eighty-three (83) acres of Vineyards as specifically described in Exhibit "A" on an exclusive basis, and Scheid hereby accepts such engagement. Scheid will not be required to farm and manage the Property as its sole and exclusive function and it retains the right to have other business interests and may engage in other activities, including, but not limited to, performance of farm management services for itself and for clients other than Hill, whether or not in conflict with the business interest and activities of Hill.

    1.2 DUTIES AND RESPONSIBILITIES OF SCHEID. In farming and managing the Vineyards, Scheid agrees to perform or cause to be performed in a timely, efficient and economical manner, all acts and services which reasonably may be necessary in order to ensure that the Property is cared for, maintained and operated as a wine grape vineyard. In performing its duties and obligations hereunder, Scheid shall:

         A.   prune, thin and cultivate the Vineyards;

         B.   irrigate the Vineyards;

         C.   control weeds, diseases and pests in the Vineyards;

         D. harvest the grapes grown on the Property by hand or with permission of Hill by machine and deliver them to such


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              point of delivery as Hill shall designate; and

         E. provide labor, machinery, equipment and materials reasonably required to accomplish the foregoing.

         F. keep the pump used in connection with the wells serving the Vineyards property lubricated.

         G. Maintain in good condition and repair the irrigation lines, valves and sprinklers serving the vineyards.

         H. keep the vineyards and any improvements thereon in a clean and neat condition.

    1.3 AUTHORITY OF MANAGER. Scheid shall have general power and authority to perform its duties and obligations hereunder and to act in all matters relating to or concerning the care, maintenance and operation of the Property as a wine grape vineyard.

    1.4 SCHEID TO CONSULT WITH HILL. Scheid agrees to keep Hill advised on a monthly basis, and at such time as the circumstances reasonably require, of the progress of the Vineyards and of all significant actions taken on the vineyard by Scheid to date during the growing season in question.

         Scheid specifically agrees to advise Hill of all events which materially adversely affect or might reasonably be expected to materially adversely affect the growth or development of the Vineyards


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and/or the amount or quality of the wine grapes produced.  To this end, Scheid agrees to consult with Hill as to any major decisions which are not included in the Budget as described in Section 1.6 below, and which may arise with respect to the Vineyards, and to obtain the written consent of Hill prior to making and implementing any such decision.

    1.5 EMERGENCIES. Notwithstanding the fact that Scheid may be required to obtain the consent of Hill under this Agreement before taking certain actions, in the event emergency circumstances arise with respect to the Vineyards which would require prompt action on the part of a reasonably prudent vineyard farmer, and in the event time does not reasonably permit the obtaining of any required consent hereunder or such consents otherwise are not reasonably obtainable, Scheid may take all actions which, under the circumstances, would be taken by a reasonably prudent vineyard farmer to prevent or mitigate such damage.

    1.6 BUDGET SUBMITTED BY SCHEID BEFORE THE GROWING SEASON. On or before December 15 of each year during the term of this Agreement, Scheid agrees to submit to Hill a written budget, hereinafter referred to as "Budget", covering the next growing season. Representatives of Scheid and Hill will meet to discuss, revise, if necessary, and approve the Budget within ten (10) days following its submission by Scheid to Hill. The parties agree that Hill shall have the final word in the approval of the Budget. If Scheid does not agree that the final Budget


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approved by Hill is a reasonable estimate for the next Budget period then, until, but not after, January 15 of the growing season year to which the Budget applies, either party hereto may terminate this contract forthwith on written notice to the other parties specifying the grounds of termination. Such termination shall not affect obligations in existence at the time of termination.

         Attached as Exhibit "B" is the Budget for the period February 1, 1992 through November 30, 1992, which is the ten (10) month period which defines the 1992 Vineyard Management Year. Commencing December 1, 1992 and ending November 30, 1993, and each such period after November 30, 1993 will be hereinafter referred to as "Farming Year".

    1.7 THE BUDGET. The Budget does, and future Budgets shall, set forth as to each month a reasonable estimate for the Budget period in question of the amount of each of the items constituting the "Direct Farming Costs" with respect to the Vineyards, which shall be reimbursed by Hill to Scheid. For purposes of this Agreement, the term "Direct Farming Costs" shall mean all ordinary and necessary expenses incurred by Scheid in providing the services and performing the duties and obligations required of Scheid under this Agreement.

                                      SECTION 2

                           EXPENSE STATEMENTS AND PAYMENTS

    2.1  REIMBURSEMENT OF DIRECT FARMING COSTS.  In addition to paying


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Scheid the compensation provided in Section 7 below, Hill shall reimburse Scheid for all Direct Farming Costs incurred by Scheid as defined in Subsection 1.7 above.

    2.2 MONTHLY ADVANCES AND BILLINGS. On or before the fifth (5th) business day of each month, Hill shall advance to Scheid an amount equal to that month's approved Budget. Scheid shall deliver to Hill a detailed written statement setting forth, for the month just ended, the Direct Farming Costs paid by Scheid, and any additional amounts which may be payable by Hill to Scheid. This statement shall be given to Hill not later than the fifteenth (15th) of the same month. Any advanced funds not expended in the month for which advanced will be carried over to the following month. It is acknowledged and understood that farming is subject to many variables, including weather, and it is not always possible to make expenditures according to budgets or time plans.

                                      SECTION 3

                                ACCESS TO INFORMATION

    3.1 WHAT SCHEID MUST MAKE AVAILABLE TO HILL. Scheid agrees to make available and supply to Hill, following reasonable notice and during normal business hours, all information, documents, records and reports which Hill reasonably may request in order to permit Hill to verify or determine:


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         A.   any of the amounts, calculations or items set forth in the Budget or on any of the statements described in Subsection 1.6 above;

         B. any of the viticultural practices employed by Scheid with respect to the Property;

         C. compliance by Scheid with the terms and provisions of this Agreement;

         D. compliance by Scheid with all federal, state and local laws and regulations; and

         E. that Scheid has, in effect, all required licenses and permits reasonably required to perform its duties and obligations hereunder.

                                      SECTION 4

                                 TERM AND TERMINATION

    4.1 TERM. This Agreement shall become effective on February 1, 1992, and unless sooner terminated in the manner provided in Subsection 4.2, shall remain in effect until November 30, 1993. Thereafter, this Agreement shall continue on a year-to-year basis unless Hill or Scheid gives notice of termination to the other on or before November 5, 1993, or thereafter on or before the fifth (5th) day of November of any year, in which case this Agreement would terminate on November 30 following the giving of such notice.


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    4.2  TERMINATION.  Either Party, hereinafter referred to as the
"Nonbreaching Party", shall have the right to terminate this Agreement for cause and subject to Subsection 4.3 below, all of the Nonbreaching Party's obligations hereunder thereafter shall terminate in the event any of the following occurs:

         A. the other party, hereinafter referred to as the "Breaching Party", breaches any material provision or condition hereof; and

              (i) such breach remains uncured for a period of fifteen (15) days following the Nonbreaching Party giving written notice of such breach to the Breaching Party, or if any such breach shall not reasonably be susceptible of cure within such thirty (30) day period; then

             (ii) the Breaching Party shall fail to take steps reasonably designed to cure such breach and such breach is not cured as expeditiously as reasonably possible;

         B. the Breaching Party becomes bankrupt or insolvent or a petition is filed seeking reorganization of the Breaching Party under the bankruptcy laws or any other applicable debtor's relief laws or statutes of the United States or


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              of any state, or a receiver or assignee in bankruptcy is
              appointed for the Breaching Party's assets shall be condemned, seized, attached or appropriated;

         C. the Breaching Party is voluntarily or involuntarily dissolved or proceedings are commenced therefore;

         D. the Breaching Party sells or transfers all or substantially all of its assets or foreclosure proceedings are instituted by any creditor of the Breaching Party with respect to a substantial portion of the Breaching Party's assets.

    The provisions of subparagraph C and D of this Section 4.2 shall not apply to any distribution from the Hill Living Trust, to any transfer at the death of a party hereto, or to any transfers from or to any living trusts of Hill or Hill's successors in interest.

    4.3 OBLIGATIONS UPON TERMINATION. The termination of this Agreement under any provisions hereof shall not release either party from liability to the other for failure to perform its duties or obligations to the other party under this Agreement which are required to be performed prior to such termination.

         A. Hill forthwith shall pay Scheid its management fee as provided in Subsection 7.1 below, prorated through the


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              effective date of termination, and further shall pay Scheid any unreimbursed expenses in accordance with Subsection 2.1 above. However, Hill shall be entitled to offset against such payments all damages suffered by Hill if Scheid is a Breaching Party, as a result of Scheid's acts or omissions.

                                      SECTION 5

                                  HAZARDS OF FARMING

    5.1 SCHEID NOT LIABLE FOR CERTAIN DAMAGE OR LOSS. Scheid shall not be liable to Hill for any failure to perform any of its duties or obligations hereunder or for any loss or damage of any kind, so long as such failure to perform or loss or damage is the result of (a) any Act of God or any normal hazard of farming, including, without limitation, rain, hail, heat, frost, drought or lack of well water, flooding, windstorm or other action of the elements, or (b) strike, work slow down, worker unavailability, fire, truck, car, rail, labor, equipment or material shortage or unavailability, embargo, governmental action or any other cause, provided that such specified or other cause is beyond Scheid's reasonable control.

                                      SECTION 6

                                      INSURANCE

    6.1  SCHEID TO PROVIDE INSURANCE.  Scheid shall, at its expense,


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maintain throughout the term hereof, the following insurance policies insuring
Scheid:

         A. LIABILITY. Public liability and property damage insurance with endorsements insuring Hill against any liability for accidents occurring on the Property or for any injury or damage of any nature claimed to have resulted from or in any way connected with the activities of the person or entity insured in connection with the operation of the Property, in amounts not less then One Million Dollars ($1,000,000) for each occurrence. Scheid shall also direct that its contractors or subcontractors employed in the operation of the Property carry liability insurance of the same type and in the same amounts and insuring the same parties and shall require and maintain in its files, with copies to Hill, written documentation of such coverage.

         B. WORKERS' COMPENSATION. Workers' compensation insurance insuring Scheid's employees engaged in the operation of the Property under this Agreement. Scheid shall also direct that its contractors or subcontractors employed in the operations of the Property carry workers' compensation insurance for the benefit of their employees


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              and shall require and maintain in its files written documentation of such coverage.

    6.2  GENERAL REQUIREMENTS.  General requirements are as follows:

         A. CONDUCT OF SCHEID. Scheid shall comply with all reasonable requirements of insurance carriers and shall use its reasonable efforts to avoid committing any act which would result in cancellation of coverage or increase in premium.

         B. POLICY PROVISIONS. The insurance policies procured by Scheid and by its contractors and subcontractors shall:

              (i) except for workers' compensation insurance, name Hill and Scheid as insureds as their respective interests may appear and include as effective waiver by the carrier of all rights of subrogation against any named insured or such insured's interest in the Property or any income derived from the
                   Property:

             (ii) provide that no cancellation, reduction in amount or material change in coverage thereof, shall be effective until at least thirty (30) days after receipt by Hill and Scheid of written notice


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                   thereof; and

            (iii) be primary and noncontributing with any insurance that may be carried by Scheid.

    6.3 EXCULPATION AND INDEMNITY. Hill shall not be liable for any loss, injury or damage to any property upon or used by Scheid in connection with the vineyards, whether the same be Scheid's property or any other person's property, except to the extent directly or indirectly caused by Hill's negligence.
Scheid, as a material part of the consideration to be rendered to Hill, hereby waives all claims against Hill for damage to equipment, product or any other property in, upon or about the vineyards, and for injuries to Scheid's employees, agents, invitees, independent contractors or other persons in or about the vineyards, from any cause arising at any time, other than from any cause arising directly or indirectly from Hill's negligence, and Scheid will indemnify and hold Hill exempt and harmless from any claims for personal injuries and for damage or injury to the property of any person or party, arising from the use of the premises by Scheid or from the failure of Scheid to properly maintain the vineyards as herein provided, except to the extent directly or indirectly caused by Hill's negligence.

                                      SECTION 7

                                    MANAGEMENT FEE

    7.1  MONTHLY FEE.  The monthly fee to be paid in advance each month


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by Hill to Scheid for services rendered hereunder, shall be [        ]* dollars
($[ ]*) for each of the 83 acres of the vineyards covered by this Agreement, or as modified from time to time by the parties in continuation of this Agreement. The management fee is included in the Budget and its payment procedure is described in Subsection 2.2 above.

                                      SECTION 8

                                    MISCELLANEOUS

    8.1 ASSIGNMENT. Neither Scheid nor Hill shall assign or transfer this Agreement or any interest herein or suffer any such assignment by operation of law to be made without the prior written consent of the other party; provided, however, that either party may, without the other party's consent, assign this Agreement to any wholly-owned subsidiary of that party, if:

         A. such subsidiary shall assume in a writing reasonably satisfactory to the other party all of the assigning party's obligations hereunder; and

         B. the assigning party shall fully guarantee such subsidiary's performance hereunder in a writing reasonably satisfactory to the other party.

    8.2 COMPLIANCE WITH LAW. Scheid shall use reasonable efforts to comply with all statutes, ordinances, regulations, rules and other enactments by federal, state, county or other regulatory agencies having
----------------------------
* Confidential Treatment Requested for Redacted Portion.


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jurisdiction over the Property, including, without limitations, zoning ordinances, building codes and requirements of state and federal environmental laws and regulations. Scheid and Hill shall cooperate in obtaining all necessary permits and approvals relating to use of the Property as vineyards.

    8.3 RESTRICTIONS ON SCHEID. Scheid shall not place the Property under any agricultural program offered by a governmental agency or negotiate or enter into any labor agreement which may be binding upon Hill or the Property.

    8.4 INTERPRETATION. Each of the parties agree that it has reviewed and revised this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any revision or addenda thereto hereto. In this Agreement, captions of the sections and subsections are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions hereof.

    8.5 LABOR FORCE. Scheid shall be responsible for selecting and hiring its own employees and for their supervision, direction and control. Moreover, Scheid shall be solely responsible for setting


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wages, benefits, hours and working conditions for such employees; for furnishing, during the entire period of this Agreement, workers' compensation insurance coverage; for paying wages and Social Security; for paying unemployment insurance and disability insurance contributions, and; for withholding taxes with respect to such employees. It is specifically agreed that Hill shall not be responsible for any of the undertakings set forth in this Subsection 9.5 relative to Scheid's employees.

    8.6  SOLE AGRICULTURAL EMPLOYER.  Scheid acknowledges and agrees that
Scheid is the sole agricultural employer of persons engaged to perform agricultural services pursuant to this Agreement. In performing its duties and obligations under this Agreement, Scheid shall direct the operation of its labor and equipment in all respects and shall determine the method, means and manner of its performance.

    8.7 EMPLOYMENT OF OTHERS. Scheid may contract with other entities to furnish portions of the services required of Scheid under this Agreement.

    8.8 DELIVERY OF STATEMENTS, NOTICES AND PAYMENTS. All statements, notices, demands and requests which are required to be sent or permitted to be given to another party under this Agreement, shall be in writing and shall be provided in person or sent by U.S. Mail to the recipient


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party at the address shown below.  Notices provided in person are effective on receipt. Notices sent by U.S. Main are deemed to be effective two (2) days after the date of mailing. Two (2) copies of any notice must be sent to both parties as follows:

    HILL:

         One copy to:             Richard Hill
                                  712 West Street
                                  Hollister, CA  95023


         Second copy to:          John Hill
                                  1524 Marlborough Avenue
                                  Los Altos, CA  94024

    SCHEID:

         One copy to:             Alfred G. Scheid
                                  Scheid Vineyards and
                                  Management Co.
                                  1632 5th Street, Suite 220
                                  Santa Monica, CA  90401

         Second copy to:          Kurt Gollnick
                                  Scheid Vineyards and
                                  Management Co.
                                  1972 Hobson Avenue
                                  Greenfield, CA  93927

    8.9 ATTORNEYS' FEES AND COSTS. If legal action or other proceeding is brought for the enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to


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any other relief to which such party may be entitled.  The proper venue for any such action shall be San Benito County, California.

    8.10 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties or by a third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Hill and Scheid, and neither shall any of the provisions contained in this Agreement nor any act of the parties be deemed to create any relationship between Hill and Scheid other than the relationship of independent contractor.

    8.11 SEVERABILITY. If any part or parts of this Agreement are found to be illegal or unenforceable, the remainder shall be considered severable, shall remain in full force and effect and shall be enforceable.

    8.12 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with and subject to the laws of the State of California.

    8.13 SURVIVAL OF COVENANTS. The covenants set forth in this Agreement are intended to and shall survive termination of this Agreement.

    8.14  ACCESS BY HILL.  Hill shall at all times have the right of


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access to the Property covered by this Agreement.

    8.15 WARRANTY. Hill warrants that by the execution of this Agreement, it is a binding and valid agreement on the parties, including, but not limited to, all the beneficiaries of the Hill Living Trust and that the Co-Trustees signing this Agreement on behalf of said Trust, have full power and authority to execute the documents and bind the Trust to the terms and conditions of this Agreement.

    8.16 ESTOPPEL CERTIFICATE.  Each party hereto shall, upon not less than ten
(10) days' prior written notice from the other party, execute, acknowledge, and deliver to the other party a statement in writing (i) certifying that this Agreement is unmodified and in full force and effect, or if modified, stating the nature of such modification and certifying that this Agreement, as so modified, is in full force and effect, and the date to which fees and charges have been paid and (ii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults, or breaches on the part of the other party hereunder, or specifying such defaults or breaches if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of property or business of Scheid, or any encumbrancer or lender to either of these parties.

    The failure of either party to deliver such statement within such time shall be conclusive upon the other party that this Agreement is in


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full force and effect, without modification except as may be represented by the party requesting the certificate and there are no uncured defaults or breaches in the performance by the other party.

    8.17 INTEGRATION. This Agreement contains the complete Agreement between the parties hereto and shall supersede all other oral agreements and writings of these parties. No supplement, amendment or other commitment will be binding on these parties unless in writing and signed by the obligated party.

    8.18 SUCCESSORS AND ASSIGNS. This Agreement and all of the rights and obligations hereunder are binding upon and inure to the benefit of the parties hereto, and their respective representatives, administrators, executors, heirs, successors, and assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  HILL LIVING TRUST

                                  By /s/ John A. Hill
                                    -------------------------------

                                  By /s/ Richard F. Hill
                                    -------------------------------

                                  Its Co-Trustees



                                  SCHEID VINEYARDS AND MANAGEMENT CO.

                                  By /s/ Scott D. Scheid
                                    --------------------------------

                                  Its Vice President
                                     -------------------------------


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